Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

OvaScience Announces Global Healthcare Strategist Marc Kozin Joins Company’s Board of Directors

CAMBRIDGE, Mass., January 10, 2014 — OvaScienceSM, (NASDAQ: OVAS), a life sciences company focused on the discovery, development and commercialization of new treatments for infertility, announced today the appointment of Marc Kozin, former President of L.E.K. Consulting’s North American practice, to the Company’s Board of Directors.

“Marc has been advising healthcare companies on the growth of their businesses, technology platforms, and product lines for close to 30 years,” said Michelle Dipp, M.D., Ph.D., Chief Executive Officer of OvaScience.  “His experience helping companies develop global commercial strategies will guide us as we make AUGMENT available in IVF clinics outside the U.S. this year.”

“OvaScience’s technology has the potential to improve female fertility, and the value of its EggPCSM platform could have broader applications in other areas including human and animal health,” said Mr. Kozin.  “I look forward to working with OvaScience to get innovative and much needed products to patients as soon as possible.”

Mr. Kozin has nearly 30 years of experience in corporate and business unit strategy consulting, merger and acquisition advisory services, and value management both domestically and internationally.  Mr. Kozin served as president of the North American practice of L.E.K., a global strategy consulting firm, for 15 years and has been a Senior Advisor to L.E.K. since July 2011.  He currently serves as a member of the Board of Directors of UFP Technologies, Inc., DYAX Corp., Endocyte, Inc., and three privately-held companies.  He also serves on the strategic advisory board for Healthcare Royalty Partners, a global healthcare investment firm.  Mr. Kozin holds a B.A., with distinction, in economics from Duke University and an M.B.A., with distinction, from The Wharton School, University of Pennsylvania.

Mr. Kozin will replace Jonathan Tilly, Ph.D., a scientific co-founder of OvaScience who was recently appointed as Chair of the Department of Biology at Northeastern University.  Dr. Tilly will continue to serve as a member of OvaScience’s Scientific Advisory Board.

About OvaScience

OvaScience (NASDAQ: OVAS) is a life sciences company focused on the discovery, development and commercialization of new treatments for infertility.  The Company’s patented technology is based on the discovery of egg precursor cells (EggPCSM), which are found in the ovaries.  By applying proprietary technology to identify and purify EggPCs, OvaScience is developing potential next generation in vitro fertilization (IVF) technologies.  The Company currently has two product candidates in development: OvaTureSM, which seeks to create mature fertilizable eggs from a woman’s own EggPCs without the need for hormone injections, and AUGMENTSM, which aims to improve egg quality and increase the success of IVF.  OvaScience’s team of scientists, physicians and advisers includes recognized leaders in the field of reproductive medicine. For more information, please visit www.ovascience.com and connect with us on Twitter and Facebook.

Forward-Looking Statements

This press release includes forward-looking statements about the prospects for the Company’s technology in addressing female infertility, the Company’s strategy, future plans and prospects, including statements regarding the development of the Company’s product candidates, including AUGMENT, and the Company’s plan to make AUGMENT available in select countries outside of the United States. Any statements in this release about our strategy, plans, prospects and future expectations, financial position and operations, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “aim,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: our expectations regarding the regulatory approvals required for AUGMENT outside of the United States; the science underlying our two product candidates (AUGMENT and OvaTure), which is unproven; our ability to obtain, maintain and protect intellectual property utilized by our products;  our ability to obtain additional funding to support our activities; our dependence on third parties; the successful development of, and ability to obtain regulatory approval for, our product candidates; our ability to commercialize our product candidates, including AUGMENT, on the timeline we expect, if at all; competition from others; and our short operating history; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K. The forward-looking statements contained in this press release reflect our current views with respect to future events.  We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

Contact:

Theresa McNeely

EVP, Strategic Corporate Communications

OvaScience, Inc.

tmcneely@ovascience.com

617-299-7356